EXHIBIT 99.1


            INTERLINK ELECTRONICS CEO SENDS OPEN MEMO TO STAKEHOLDERS


Camarillo, California, May 16, 2006 - Interlink Electronics, Inc. (OTC:LINK.PK) a global leader in the design, development and manufacture of human interface products and technologies, published the following open memorandum to stakeholders from Chairman, CEO and President, E. Michael Thoben:


To: All Interlink Electronics, Inc. Stakeholders

From: E. Michael Thoben, Chairman, CEO and President

Subject: The State of Interlink Electronics Financial and Accounting Issues


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         This memorandum is one of two you will receive  describing where we are and plan to go as a company. I first want to address our accounting and financial reporting situation, explaining what has been accomplished, what remains to be done, and when we plan to finish. In the second memorandum I will speak to the state of our overall business, discussing the challenges we currently confront as well as the truly exciting opportunities that lie ahead.

WHAT'S BEEN DONE

       As part of our accounting restatement and examination process which began in March 2005, we have:

         o        Reclassified   amounts  related  to  the  timing  of  revenues
                  recognized from an OEM sale in 2004;

         o Adjusted inventory value and costs of goods sold in 2004 and 2005;

         o Recorded one-time costs associated with our 2005 business reorganization plan;

         o        Written-off certain net receivables from 2003;

         o Recorded additional amounts payable in the second half of 2004 and the first half of 2005;

         o Recorded additional licensing charges in the first half of 2005;


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         o        Recorded  non-cash  expenses  related to accounting  for stock options in 2001, 2004, and 2005; and

         o Completed an independent investigation on various other accounting matters related to the company. This investigation was conducted by the law firm of Dorsey & Whitney, LLP and forensic accountants from PricewaterhouseCoopers, LLP.

         In addition, we have expanded the size and improved the proficiency of our internal accounting staff and significantly enhanced our internal controls. We also added a new member to our Board of Directors and its Audit Committee. Dr. Edward Hamburg joins our Board of Directors with significant experience in both operating a high-technology company and effectively dealing with accounting restatements and their related processes. Interlink required these additions to effectively address the existing and growing future complexities of being a public company.

THE ROAD AHEAD

         To conclude our restatement and examination process, we have one item outstanding:

         o Finalize the documentation for the value of certain inventory that was in transit between our Camarillo and Hong Kong facilities in 2004.

         Once this task has been completed we will finish the 2005 audit and conduct one more extensive review of our accounting practices and processes in search of any remaining items that require adjustment. Then all materials along with drafts of our outstanding quarterly and annual reports with the United States Securities and Exchange Commission will be presented to our auditors at BDO Seidman for their review. We are targeting the third quarter timeframe for filing these reports.

         Becoming current with our securities filings enables us to begin the process of re-listing on the NASDAQ National Market. I will explain this process in more detail once we reach that point.

         The Company's Chief Financial Officer, Charles Best, and his staff deserve tremendous credit for their persistence during this difficult period. Their efforts will enable us to get back to focusing full time on running and growing our business, which is the topic of my next memorandum to be distributed in a few days.


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ABOUT INTERLINK ELECTRONICS, INC.

         Interlink Electronics, Inc., [OTC:LINK.PK], is a global leader in the design, development and manufacture of human interface products and technologies. Setting tomorrow's standards for electronic signature and e-notarization products, advanced remote controls and consumer electronics interface solutions, Interlink has established itself as one of the world's leading innovators of intuitive interface design. With more than 80 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Taiwan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

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ALL REGISTRATIONS AND TRADEMARKS ARE PROPERTIES OF THEIR RESPECTIVE OWNERS.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: business conditions and growth in the electronics industry and general economies, both domestic and international; lower than expected customer orders; delays in receipt of orders or cancellation of orders; competitive factors, including increased competition, new product offerings by competitors and price pressures; the availability of third party parts and supplies at reasonable prices; changes in product mix; significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; problems or delays in reporting our results of operations to the public; and product shipment interruptions due to manufacturing problems. The forward-looking statements contained in this document regarding the accounting restatement process, the independent investigation conducted by Dorsey & Whitney, LLP and PriceWaterhouseCoopers, LLP, the Company's staffing, the preparation of the Company's financial statements, the review of our financial statements by BDO Seidman, LLP, re-listing on the Nasdaq National Market and future business activities should be considered in light of these factors.

CONTACTS

MICHELLE LOCKARD
Investor Relations
805-484-8855 ext. 114
Interlink Electronics, Inc.
546 Flynn Road
Camarillo, CA 93012
www.interlinkelectronics.com
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